Pricing Supplement No. 11,038

Registration Statement Nos. 333-275587; 333-275587-01

Dated October 7, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Conditional Lookback Entry Buffered PLUS with Downside Factor due October 10, 2030

Based on the Worst Performing of the iShares® Russell 1000 Growth ETF, the iShares® S&P 500 Growth ETF and the S&P 500® Futures Excess Return Index

Buffered Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

￭The Conditional Lookback Entry Buffered PLUS with Downside Factor (the “securities”) are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document.

￭Payment at maturity. At maturity, if a knock-in event has not occurred and (i) the final level of each underlier is greater than its upside threshold level, then investors will receive the stated principal amount plus the leveraged upside payment, with respect to the initial level, or (ii) the final level of any underlier is equal to or less than its upside threshold level but the final level of each underlier is greater than or equal to its applicable buffer level, then investors will receive the stated principal amount. If a knock-in event has occurred and (i) the final level of each underlier is greater than or equal to 105% of its conditional lookback level, investors will receive the stated principal amount plus the leveraged upside payment with respect to its conditional lookback level, or (ii) the final level of each underlier is less than the 105% of its conditional lookback level but greater than or equal to the applicable buffer level, then investors will receive the stated principal amount. However, if the final level of any underlier is less than its applicable buffer level, then investors will lose 1.3333% for every 1% decline in the level of the worst performing underlier beyond the specified buffer amount. Under these circumstances, the payment at maturity will be less, and may be significantly less, than the stated principal amount and could be zero.

￭The value of the securities is based on the worst performing underlier. The fact that the securities are linked to more than one underlier does not provide any asset diversification benefits and instead means that a decline in the level of any underlier beyond its applicable buffer level will adversely affect your return on the securities, even if the other underliers have appreciated or have not declined as much.

￭The securities are for investors who seek a return based on the performance of the worst performing underlier and who are willing to risk their principal and forgo current income in exchange for the conditional lookback feature used in adjusting the initial level of each underlier, the upside leverage feature and the buffer feature that applies to any negative performance of the worst performing underlier over the term of the securities. Investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any underlier. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Aggregate principal amount:	$6,382,000
Underliers:

iShares® Russell 1000 Growth ETF (the “IWF Fund”), iShares® S&P 500 Growth ETF (the “IVW Fund”), and S&P 500® Futures Excess Return Index (the “SPXFP Index”). We refer to each of the IWF Fund and the IVW Fund as an underlying fund. We refer to the SPXFP Index as an underlying index.

Strike date:	October 6, 2025
Pricing date:	October 7, 2025
Original issue date:	October 9, 2025
Observation date:	October 7, 2030, subject to postponement for non-trading days and certain market disruption events
Maturity date:	October 10, 2030
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$966.70 per security. See “Estimated Value of the Securities” on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)(2)	Proceeds to us(3)
Per security	$1,000	$0.60	$999.40
Total	$6,382,000	$3,829.20	$6,378,170.80

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $999.40 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying index supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Principal at Risk Securities dated February 7, 2025 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Conditional Lookback Entry Buffered PLUS with Downside Factor Principal at Risk Securities

Terms continued from the previous page
Payment at maturity per security:

•If a knock-in event has not occurred,

•If the final level of each underlier is greater than or equal to its upside threshold level:

stated principal amount + leveraged upside payment

•If the final level of any underlier is less than its upside threshold level but the final level of each underlier is greater than or equal to its applicable buffer level:

stated principal amount

•If a knock-in event has occurred,

•If the final level of each underlier is greater than or equal to 105% of its conditional lookback level:

stated principal amount + leveraged upside payment

•If the final level of each underlier is less than the 105% of its conditional lookback level but greater than or equal to its applicable buffer level:

stated principal amount

•If the final level of any underlier is less than its applicable buffer level:

stated principal amount + [stated principal amount × (underlier percent change of the worst performing underlier + buffer amount) × downside factor]

Under these circumstances, the payment at maturity will be less, and may be significantly less, than the stated principal amount and could be zero.

Final level:	With respect to each underlier, the closing level on the observation date
Initial level:

With respect to the IWF Fund, $472.90, which is its closing level on October 6, 2025

With respect to the IVW Fund, $121.64, which is its closing level on October 6, 2025

With respect to the SPXFP Index, 553.73, which is its closing level on October 6, 2025

Knock-in level:

With respect to the IWF Fund, $425.61, which is 90% of its initial level

With respect to the IVW Fund, $109.476, which is 90% of its initial level

With respect to the SPXFP Index, 498.357, which is 90% of its initial level

Knock-in event:	A knock-in event has occurred if on any day during the initial observation period, the closing level of any underlier closes below its knock-in level.
Initial observation period:	With respect to each underlier, each business day on which there is no market disruption event from and including October 6, 2025 to and including April 6, 2026
Conditional lookback level:

If a knock-in event has occurred, the conditional lookback level for each underlier will equal the product of (x) that underlier’s initial level and (y) a fraction (expressed as a percentage), the numerator of which is the lowest closing level of that underlier observed during the initial observation period and the denominator of which is the initial level of that underlier, subject to a floor of 75%

Leveraged upside payment:	stated principal amount × leverage factor × underlier percent change of the worst performing underlier
Leverage factor:	158%
Upside threshold level:

With respect to the IWF Fund, $496.545, which is 105% of its initial level

With respect to the IVW Fund, $127.722, which is 105% of its initial level

With respect to the SPXFP Index, 581.417, which is approximately 105% of its initial level

Underlier percent change:

With respect to each underlier, if a knock-in event has not occurred,

●(final level – upside threshold level) / initial level

With respect to each underlier, if a knock-in event has occurred,

●[(final level – conditional lookback level) / conditional lookback level] - 5%

Worst performing underlier:	The underlier with the lowest percentage return from its initial level to its final level
Buffer level:

With respect to each underlier, if a knock-in event has not occurred,

With respect to the IWF Fund, $354.675, which is 75% of its initial level

With respect to the IVW Fund, $91.23, which is 75% of its initial level

With respect to the SPXFP Index, 415.298, which is approximately 75% of its initial level

With respect to each underlier, if a knock-in event has occurred,

With respect to the IWF Fund, $ , which is 75% of its conditional lookback level

With respect to the IVW Fund, $ , which is 75% of its conditional lookback level

With respect to the SPXFP Index, , which is 75% of its conditional lookback level

Buffer amount:	25%
Downside factor:	1.3333
Minimum payment at maturity:	None
Closing level:	“Closing level” and “adjustment factor” have the meanings set forth under “General Terms of the Securities—Some Definitions” in the accompanying product supplement.
CUSIP:	61779PKY0
ISIN:	US61779PKY06
Listing:	The securities will not be listed on any securities exchange.

Morgan Stanley Finance LLC

Conditional Lookback Entry Buffered PLUS with Downside Factor Principal at Risk Securities

Estimated Value of the Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. Our estimate of the value of the securities as determined on the pricing date is set forth on the cover of this document.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underliers. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underliers, instruments based on the underliers, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underliers, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the securities in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

Morgan Stanley Finance LLC

Conditional Lookback Entry Buffered PLUS with Downside Factor Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the hypothetical payment at maturity, if any, with respect to the securities. The following examples are for illustrative purposes only. The payment at maturity will be determined by reference to several factors, including the conditional lookback level and the final level of the worst performing underlier. The actual initial level, call threshold level, coupon barrier level and buffer level will be determined at the end of the initial observation period. All payments on the securities are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for ease of analysis. The below examples are based on the following terms.

Stated principal amount:	$1,000 per security
Leverage factor:	158%
Hypothetical initial level:	With respect to the IWF Fund, $100.00* With respect to the IVW Fund, $100.00* With respect to the SPXFP Index, 100.00*
Hypothetical conditional lookback level:	($)75.00**, which is 75% of its hypothetical initial level
Hypothetical upside threshold level:

With respect to the IWF Fund, $105.00, which is 105% of its hypothetical initial level

With respect to the IVW Fund, $105.00, which is 105% of its hypothetical initial level

With respect to the SPXFP Index, 105.00, which is 105% of its hypothetical initial level

Hypothetical buffer level:

With respect to each underlier, if a knock-in event has not occurred,

With respect to the IWF Fund, $75.00, which is 75% of its hypothetical initial level

With respect to the IVW Fund, $75.00, which is 75% of its hypothetical initial level

With respect to the SPXFP Index, 75.00, which is 75% of its hypothetical initial level

With respect to each underlier, if a knock-in event has occurred,

With respect to the IWF Fund, $56.25, which is 75% of its conditional lookback level

With respect to the IVW Fund, $56.25, which is 75% of its conditional lookback level

With respect to the SPXFP Index, 56.25, which is 75% of its conditional lookback level

Buffer amount:	25%
Downside factor:	1.3333%

*The hypothetical initial level of ($)100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual initial level of any underlier. Please see “Historical Information” below for historical data regarding the actual closing levels of the underliers.

**The hypothetical conditional lookback level of ($)75.00 for each underlier has been chosen for all of the below examples.

	Hypothetical closing level of the worst performing underlier	A Knock-In Event has not occurred		A Knock-In Event has occurred
		Payment at Maturity per Security	Return on the Securities	Payment at Maturity per Security	Return on the Securities
Example #1	$150.00	$1,711.00	71.10%	$2,501.00	150.10%
Example #2	$100.00	$1,000	0%	$1,447.67	44.767%
Example #3	$80.00	$1,000	0%	$1,026.333	26.333%
Example #4	$75.00	$1,000	0%	$1,000	0%
Example #5	$74.00	$920.02	-7.998%	$1,000	0%

Morgan Stanley Finance LLC

Conditional Lookback Entry Buffered PLUS with Downside Factor Principal at Risk Securities

Example #6	$56.25	$683.41	-31.659%	$1,000	0%
Example #7	$50.00	$600.10	-39.99%	$822.27	-17.773%

In example #1, the final level of the worst performing underlier is $150.00.

If a knock-in event has not occurred, the final level of the worst performing underlying is greater than or equal to its applicable buffer level and greater than or equal to its upside threshold level. As a result, investors will receive at maturity the stated principal amount plus the leveraged upside payment.

If a knock-in event has occurred, the final level of the worst performing underlying is greater than or equal to its applicable buffer level and greater than or equal to 105% of its conditional lookback level. As a result, investors will receive at maturity the stated principal amount plus the leveraged upside payment.

In examples #2, the final level of the worst performing underlier is $100.00.

If a knock-in event has not occurred, the final level of the worst performing underlying is greater than or equal to its applicable buffer level but less than its upside threshold level. As a result, investors will receive at maturity only the stated principal amount.

If a knock-in event has occurred, the final level of the worst performing underlying is greater than or equal to its applicable buffer level and greater than or equal to 105% of its conditional lookback level. As a result, investors will receive at maturity the stated principal amount plus the leveraged upside payment.

In example #3, the final level of the worst performing underlier is $80.00.

If a knock-in event has not occurred, the final level of the worst performing underlying is greater than or equal to its applicable buffer level but less than its upside threshold level. As a result, investors will receive at maturity only the stated principal amount.

If a knock-in event has occurred, the final level of the worst performing underlying is greater than or equal to its applicable buffer level and greater than or equal to 105% of its conditional lookback level. As a result, investors will receive at maturity the stated principal amount plus the leveraged upside payment.

In example #4, the final level of the worst performing underlier is $75.00.

If a knock-in event has not occurred, the final level of the worst performing underlying is greater than or equal to its applicable buffer level but less than its upside threshold level. As a result, investors will receive at maturity only the stated principal amount.

If a knock-in event has occurred, the final level of the worst performing underlying is greater than or equal to its applicable buffer level but less than 105% of its conditional lookback level. As a result, investors will receive at maturity only the stated principal amount.

In example #5, the final level of the worst performing underlier is $74.00.

If a knock-in event has not occurred, the final level of the worst performing underlying is less than its applicable buffer level. As a result, investors will receive at maturity a payment that reflects a loss of 1.3333% of principal for each 1% decline in the level of the worst performing underlier beyond the buffer amount.

If a knock-in event has occurred, the final level of the worst performing underlying is greater than or equal to its applicable buffer level but less than 105% of its conditional lookback level. As a result, investors will receive at maturity only the stated principal amount.

In example #6, the final level of the worst performing underlier is $56.25.

If a knock-in event has not occurred, the final level of the worst performing underlying is less than its applicable buffer level. As a result, investors will receive at maturity a payment that reflects a loss of 1.3333% of principal for each 1% decline in the level of the worst performing underlier beyond the buffer amount.

If a knock-in event has occurred, the final level of the worst performing underlying is greater than or equal to its applicable buffer level but less than 105% of its conditional lookback level. As a result, investors will receive at maturity only the stated principal amount.

In example #7, the final level of the worst performing underlier is $50.00.

Morgan Stanley Finance LLC

Conditional Lookback Entry Buffered PLUS with Downside Factor Principal at Risk Securities

If a knock-in event has not occurred, the final level of the worst performing underlying is less than its applicable buffer level. As a result, investors will receive at maturity a payment that reflects a loss of 1.3333% of principal for each 1% decline in the level of the worst performing underlier beyond the buffer amount.

If a knock-in event has occurred, the final level of the worst performing underlying is less than 105% of its conditional lookback level. As a result, investors will receive at maturity a payment that reflects a loss of 1.3333% of principal for each 1% decline in the level of the worst performing underlier beyond the buffer amount.

Morgan Stanley Finance LLC

Conditional Lookback Entry Buffered PLUS with Downside Factor Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal and do not pay interest. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal and do not pay interest. If the final level of any underlier is less than its applicable buffer level, the payout at maturity will be an amount in cash that is less, and may be significantly less, than the stated principal amount of each security, and you will lose an amount proportionate to the decline in the level of the worst performing underlier over the term of the securities beyond the buffer amount multiplied by the downside factor. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire initial investment in the securities.

￭The conditional lookback level will not be determined until the end of the initial observation period. Because the conditional lookback level will be the lowest closing level of the worst performing underlier during the initial observation period, the conditional lookback level will not be determined until the end of the initial observation period. Accordingly, you will not know the conditional lookback level for a significant period of time after the strike date. In no event, however, will the conditional lookback level be greater than the closing level of the underliers on the strike date.

￭The amount payable on the securities is not linked to the values of the underliers at any time other than the observation date. The final levels will be based on the closing levels of the underliers on the observation date, subject to postponement for non-trading days and certain market disruption events. Even if the value of each underlier appreciates prior to the observation date but then the value of any underlier drops by the observation date, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the values of the underliers prior to such drop. Although the actual values of the underliers on the stated maturity date or at other times during the term of the securities may be higher than their respective closing levels on the observation date, the payment at maturity will be based solely on the closing levels of the underliers on the observation date.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the value of each underlier at any time will affect the value of the securities more than any other single factor. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underliers;

ointerest and yield rates in the market;

odividend rates on the underliers, as applicable;

othe level of correlation between the underliers;

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underliers or equity markets generally;

othe availability of comparable instruments;

othe occurrence of certain events affecting an underlying fund that may or may not require an adjustment to an adjustment factor;

othe composition of each underlier and changes in the component securities of each underlier;

othe time remaining until the securities mature; and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount if, at the time of sale, the closing level of any underlier is at, below or not sufficiently above its applicable buffer level, or if market interest rates rise.

You can review the historical closing levels of the underliers in the section of this document called “Historical Information.” You cannot predict the future performance of an underlier based on its historical performance. The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. There can be no assurance that the final level of each underlier will be greater than or equal to its applicable buffer level so that you do not suffer a loss of some or all of your initial investment in the securities.

Morgan Stanley Finance LLC

Conditional Lookback Entry Buffered PLUS with Downside Factor Principal at Risk Securities

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities, and, therefore, you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the securities in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭As discussed in more detail in the accompanying product supplement, investing in the securities is not equivalent to investing in the underlier(s).

Morgan Stanley Finance LLC

Conditional Lookback Entry Buffered PLUS with Downside Factor Principal at Risk Securities

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, the securities may be subject to the “constructive ownership” regime, in which case certain adverse tax consequences may apply upon your disposition of a security. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Income Tax Considerations” in the accompanying product supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlier(s)

￭Because your return on the securities will depend upon the performance of the underlier(s), the securities are subject to the following risk(s), as discussed in more detail in the accompanying product supplement.

oYou are exposed to the price risk of each underlier.

oBecause the securities are linked to the performance of the worst performing underlier, you are exposed to a greater risk of not receiving a positive return on the securities and/or sustaining a loss on your investment than if the securities were linked to just one underlier.

oAdjustments to an underlying fund or the index tracked by such underlying fund could adversely affect the value of the securities.

oThe performance and market price of an underlying fund, particularly during periods of market volatility, may not correlate with the performance of its share underlying index, the performance of the component securities of its share underlying index or the net asset value per share of such underlying fund.

oThe anti-dilution adjustments the calculation agent is required to make do not cover every event that could affect an underlying fund.

oAdjustments to an underlying index could adversely affect the value of the securities

oHigher future prices of a futures contract to which the underlier is linked relative to its current prices may adversely affect the value of the underlier and the value of the securities.

oSuspensions or disruptions of market trading in futures markets could adversely affect the value of the securities.

oLegal and regulatory changes could adversely affect the return on and value of the securities.

￭The investment strategy represented by the iShares® Russell 1000 Growth ETF may not be successful. The iShares® Russell 1000 Growth ETF seeks to track the investment results of the Russell 1000® Growth Index. The Russell 1000® Growth Index measures the capitalization-weighted price performance of the stocks included in the Russell 1000® Index that are determined by FTSE International Limited to be growth oriented, as indicated by higher price-to-book ratios and higher forecasted and historical growth. However, there can be no assurance that the Russell 1000® Growth Index will outperform any other index or strategy that tracks stocks selected using other criteria. A “growth” investment strategy is premised on the goal of investing in stocks of companies with relatively higher price-to-book ratios, higher I/B/E/S forecast medium term (2 year) growth and higher sales per share historical growth (5 years) on the assumption that the value of those stocks will increase over time as these companies grow more rapidly than the broader market. However, the growth characteristics referenced by the Russell 1000® Growth Index may not be accurate predictors of future growth, and there is in any event no guarantee that these stocks will appreciate or will not depreciate. In addition, the selection methodology of the Russell 1000® Growth Index includes a bias toward stocks that have higher prices, and if these stocks prove to be overvalued, they may underperform the broader market. It is possible that the investment strategy and stock selection methodology of the Russell 1000® Growth Index will adversely affect its return and, therefore, the value of the securities.

￭The investment strategy represented by the iShares® S&P 500 Growth ETF may not be successful. The iShares® S&P 500 Growth ETF seeks to track the investment results of the S&P 500® Growth Index. The S&P 500® Growth Index is designed to measure the full performance of companies included in the S&P 500® Index that exhibit relatively strong growth characteristics and relatively weak value characteristics and a portion of the performance of companies with more balanced growth and value characteristics. There is, however, no assurance that the S&P 500® Growth Index will outperform any other index or strategy that tracks U.S. stocks selected using other criteria. A “growth” investment strategy is premised on the goal of investing in stocks of companies with relatively higher price-to-book ratios, higher I/B/E/S forecast medium term (2 year) growth and higher sales per share historical growth (5 years) on the assumption that the value of those stocks will increase over time as these companies grow more rapidly than the broader market. However, the growth characteristics referenced by the S&P 500® Growth Index may not be accurate predictors of future growth, and there is no guarantee that these stocks will appreciate. In addition, the S&P 500® Growth Index’s selection methodology includes a bias toward stocks that have higher prices, and if these stocks prove to be overvalued, they may underperform the broader market. It is possible that the stock selection methodology of the S&P 500® Growth Index will adversely affect its return and, consequently, the level of the S&P 500® Growth Index and the value of the securities.

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￭Adjustments to the S&P 500® Futures Excess Return Index could adversely affect the value of the securities. As the underlying index publisher for the S&P 500® Futures Excess Return Index, S&P® Dow Jones Indices LLC can make methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the securities. An underlying index publisher has no obligation to consider your interests in calculating or revising an underlying index. An underlying index publisher may discontinue or suspend calculation or publication of an underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.

Risks Relating to Conflicts of Interest

In engaging in certain activities described below and as discussed in more detail in the accompanying product supplement, our affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will make any determinations necessary to calculate any payment(s) on the securities. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, which may adversely affect your return on the securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities.

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Historical Information

iShares® Russell 1000 Growth ETF Overview

Bloomberg Ticker Symbol: IWF UP

 The iShares® Russell 1000 Growth ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of its share underlying index, which is the Russell 1000® Growth Index. The underlying fund manager with respect to the iShares® Russell 1000 Growth ETF is iShares® Trust, which is a registered investment company. It is possible that the underlier may not fully replicate the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-92935 and 811-09729, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlier may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete.

The closing level of the IWF Fund on October 7, 2025 was $470.26. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

IWF Fund Daily Closing Levels January 1, 2020 to October 7, 2025

This document relates only to the securities referenced hereby and does not relate to the underlier. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlier. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlier could affect the value received with respect to the securities and therefore the value of the securities.

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Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

We and/or our affiliates may presently or from time to time engage in business with the underlying fund manager. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlier, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlier. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlier as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlier.

The securities are not sponsored, endorsed, sold, or promoted by the underlying fund manager. The underlying fund manager makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The underlying fund manager has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Russell 1000® Growth Index. The Russell 1000® Growth Index is a sub-group of the Russell 1000® Index, which measures the capitalization-weighted price performance of 1,000 U.S. large-capitalization stocks listed on eligible U.S. exchanges. The share underlying index publisher with respect to the Russell 1000® Growth Index is FTSE International Limited, or any successor thereof. The Russell 1000® Growth Index measures the capitalization-weighted price performance of the stocks included in the Russell 1000® Index that are determined by FTSE International Limited to be growth oriented, as indicated by higher price-to-book ratios and higher forecasted and historical growth. The Russell 1000® Index is designed to track the performance of the large-capitalization segment of the U.S. equity market. The companies included in the Russell 1000® Index are the 1,000 largest companies that form the Russell 3000E™ Index. The Russell 1000® Index represents approximately 89% of the U.S. equity market. For additional information about the Russell 1000® Growth Index, see the information set forth under “Russell Style Indices— Russell 1000® Growth Index” in the accompanying index supplement.

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iShares® S&P 500 Growth ETF Overview

Bloomberg Ticker Symbol: IVW UP

The iShares® S&P 500 Growth ETF is an exchange-traded fund that seeks investment results that seeks to track, before fees and expenses, of its share underlying index, which is the S&P 500® Growth Index. The underlying fund manager with respect to the iShares® S&P 500 Growth ETF is iShares® Trust, which is a registered investment company. It is possible that the underlier may not fully replicate the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-92935 and 811-09729, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlier may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete.

The closing level of the IVW Fund on October 7, 2025 was $120.98. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

IVW Fund Daily Closing Levels January 1, 2020 to October 7, 2025

This document relates only to the securities referenced hereby and does not relate to the underlier. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlier. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlier could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

Morgan Stanley Finance LLC

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We and/or our affiliates may presently or from time to time engage in business with the underlying fund manager. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlier, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlier. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlier as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlier.

The securities are not sponsored, endorsed, sold, or promoted by the underlying fund manager. The underlying fund manager makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The underlying fund manager has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P 500® Growth Index. The S&P 500® Growth Index is a float adjusted market capitalization weighted index comprised of stocks representing approximately half the market capitalization of the S&P 500® Index that have been identified as being on the “growth” end of the growth-value spectrum. The share underlying index publisher with respect to the S&P 500® Growth Index is S&P® Dow Jones Indices LLC, or any successor thereof. For additional information about the S&P 500® Growth Index, see the information set forth under “S&P® U.S. Indices” in the accompanying index supplement.

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S&P 500® Futures Excess Return Index Overview

Bloomberg Ticker Symbol: SPXFP

The S&P 500® Futures Excess Return Index is an equity futures index that measures the performance of the nearest maturing quarterly E-mini S&P 500 futures contract (its “futures contract”) trading on the Chicago Mercantile Exchange. The underlying index publisher with respect to the S&P 500® Futures Excess Return Index is S&P® Dow Jones Indices LLC, or any successor thereof. E-mini S&P 500 futures contracts are U.S. dollar-denominated futures contracts based on the performance of the S&P 500® Index (its “reference index”). For additional information about the S&P 500® Index and how it is calculated and maintained, see “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement. For additional information about the S&P 500® Futures Excess Return Index, see the information set forth under “Annex A—S&P 500® Futures Excess Return Index” below.

The closing level of the SPXFP Index on October 7, 2025 was 551.51. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

SPXFP Index Daily Closing Levels January 1, 2020 to October 7, 2025

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 per security and integral multiples thereof
Conditional Lookback Entry Buffered PLUS with Downside Factor:	The accompanying product supplement refers to these Conditional Lookback Entry Buffered PLUS with Downside Factor as the “securities.”
Amortization period:	The 6-month period following the issue date
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
United States federal income tax considerations:

You should review carefully the section in the accompanying product supplement entitled “United States Federal Income Tax Considerations.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Generally, this discussion assumes that you purchased the securities for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. You should consult your tax adviser regarding the effect any such circumstances may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying product supplement. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it. A different tax treatment could be adverse to you. Generally, if this treatment is respected, subject to the potential application of the “constructive ownership” regime discussed below, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities should be treated as capital gain or loss.

Even if the treatment of the securities as prepaid financial contracts is respected, purchasing a security could be treated as entering into a “constructive ownership transaction” within the meaning of Section 1260 of the Internal Revenue Code (“Section 1260”), as described in the sections entitled “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Financial Contracts that are Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying product supplement. Due to the lack of direct legal authority, our counsel is unable to opine as to whether or how Section 1260 applies to the securities.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In particular, there is a risk that the securities could be characterized as debt instruments for U.S. federal income tax purposes, in which case the tax consequences of an investment in the securities could be different from those described herein and possibly adverse to certain investors. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. As discussed under “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the potential application of the “constructive ownership” regime, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either

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directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $999.40 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated September 23, 2025, which was filed as an exhibit to a Current Report on Form 8-K by the Company on September 23, 2025.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement and the index supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. When you read the accompanying index supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the index supplement and the product supplement if you so request by calling toll-free 1-(800)-584-6837.

Terms used but not defined in this document are defined in the product supplement, in the index supplement or in the prospectus. Each of the product supplement, the index supplement and the prospectus can be accessed via the hyperlinks set forth on the cover of this document.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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Annex A—S&P 500® Futures Excess Return Index

The S&P 500® Futures Excess Return Index (the “SPXFP Index”) is an equity futures index that measures the performance of the nearest maturing quarterly E-mini S&P 500 futures contract (its “futures contract”) trading on the Chicago Mercantile Exchange (the “CME”). The underlying index publisher with respect to the SPXFP Index is S&P® Dow Jones Indices LLC (“S&P®”), or any successor thereof. E-mini S&P 500 futures contracts are U.S. dollar-denominated futures contracts based on the performance of the S&P 500® Index (its “reference index”). For additional information about the S&P 500® Index and how it is calculated and maintained, see “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

The SPXFP Index is the excess return version of the S&P 500 Futures Index, which measures the performance of the nearest maturing quarterly E-mini S&P 500 futures contract trading on the CME. The SPXFP Index includes a provision for the replacement of the E-mini S&P 500 futures contract as the contract approaches maturity (also referred to as “rolling” or “the roll”). This replacement occurs over a one-day rolling period every March, June, September and December, effective after the close of trading five business days preceding the last trading date of the E-mini S&P 500 futures contract.

S&P® is a joint venture between S&P® Global, Inc. (majority owner) and CME Group Inc. (minority owner), owner of CME Group Index Services LLC. The SPXFP Index is reported by Bloomberg under the ticker symbol “SPXFP.” All information contained in this document regarding the SPXFP Index has been derived from publicly available information, without independent verification.

E-Mini S&P 500 Futures Contract

The SPXFP Index is constructed from the front-quarter E-mini S&P 500 futures contract. Futures contracts are contracts that legally obligate the holder to buy or sell an asset at a predetermined delivery price during a specified future time period. The futures contract is rolled forward once a quarter, effective after the close of trading five business days prior to expiration.

The E-mini S&P 500 futures (“ES”) contracts are U.S. dollar-denominated futures contracts, based on the S&P 500® Index, traded on the CME, representing a contract unit of $50 multiplied by the reference index, measured in dollars and cents per index point. The ES contracts are listed for the nearest twenty-one consecutive quarters, for each March, June, September and December. Trading of the ES contracts terminates at 9:30 A.M. Eastern time on the third Friday of the contract month. The daily settlement prices of the ES contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiry month, together with trading activity on lead month-second month spread contracts) on the CME during a specified settlement period. The final settlement price of ES contracts is based on the opening prices of the component stocks in the reference index, determined on the third Friday of the contract month. For more information about the reference index, see “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

SPXFP Index Calculation

The SPXFP Index, calculated from the price change of the futures contract, reflects the excess return of the S&P 500 Futures Index. The level of the SPXFP Index on a trading day is calculated as follows:

IndexERd = IndexERd-1 × (1 + CDRd)

where:

IndexERd-1	=	The Excess Return Index level on the preceding business day, defined as any date on which the index is calculated
CDRd	=	The Contract Daily return, defined as:
where:
		t	=	The business day on which the calculation is made
		TDW0t	=	Total Dollar Weight Obtained on t, defined as: CRW1t-1 × DCRP1t + CRW2t-1 × DCRP2t
		TDWIt-1	=	Total Dollar Weight Invested on the business day preceding t, defined as: CRW1t-1 × DCRP1t-1 + CRW2t-1 × DCRP2t-1
		CRW1	=	The contract roll weight of the first nearby contract expiration
		CRW2	=	The contract roll weight of the roll in contract expiration
		DCRP t	=	The Daily Contract Reference Price (the official closing price per futures contract, as designated by the relevant exchange) of the futures contract

The SPXFP Index is calculated on an excess return basis, meaning that the level of the SPXFP Index is determined by its weighted return reduced by the return that could be earned on a notional cash deposit at the notional interest rate, which is a rate equal to the federal funds rate.

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Overview of Futures Markets

Futures contracts are traded on regulated futures exchanges, in the over-the-counter market and on various types of electronic trading facilities and markets. As of the date of this pricing supplement, the futures contract is an exchange-traded futures contract. A futures contract provides for a specified settlement month in which the cash settlement is made by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

No purchase price is paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but it may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. However, the SPXFP Index is not a total return index and does not reflect interest that could be earned on funds notionally committed to the trading of futures contracts.

At any time prior to the expiration of a futures contract, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position, subject to the availability of a liquid secondary market. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm that is a member of the clearing house. Futures exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances.

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The securities are not sponsored, endorsed, sold or promoted by S&P®. S&P® makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the SPXFP Index to track general stock market performance. The SPXFP Index is determined, composed and calculated by S&P® without regard to us or the securities. S&P® has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the SPXFP Index. S&P® is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P® has no obligation or liability in connection with the administration, marketing or trading of the securities.

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